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[DICKINSON WRIGHT PLLC LOGO]                    500 WOODWARD AVENUE, SUITE 4000
                                                DETROIT, MICHIGAN  48226-3425
                                                TELEPHONE:  (313) 223-3500
                                                FACSIMILE:  (313) 223-3598
                                                http://www.dickinsonwright.com



July 20, 2004
                                                                     EXHIBIT 5.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549
         RE: DEARBORN BANCORP, INC. - REGISTRATION STATEMENT ON FORM S-2

Ladies and Gentlemen:

         We are acting as counsel to Dearborn Bancorp, Inc., a Michigan corporation (the "Company") in connection with the proposed issuance and sale by the Company of shares of its common stock ("Common Stock"). The Common Stock is described in a registration statement on Form S-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under Rule 462 (b) of the Securities Act of 1933, as amended. The Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-2 (Registration No. 333-116857), as amended by Amendmenet No. 1, declared effective by the Commission on Monday, July 19, 2004.

         In connection with this opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation and the Bylaws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the Common Stock, when issued and sold by the Company as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         Our opinion expressed above is limited to the Federal securities laws and the laws of the State of Michigan currently in effect.

            We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                               Very truly yours,


                                               /s/ Dickinson Wright PLLC


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